UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☒      Preliminary information statement
☐       Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

CERTIFIED TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)         Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

CERTIFIED TECHNOLOGIES CORPORATION
c/o Zhaoheng BVI
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
TELEPHONE NO.: (011-86) 852-2787-3355

June 6, 2008

To Our Stockholders:

This information statement is provided on or about June [__], 2008 by Certified Technologies Corporation, a Nevada corporation (the “Company”), to holders of our outstanding shares of common stock as of the close of business on the record date, June 6, 2008 (the “Record Date”), pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.  The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and the holders of a majority of our outstanding shares of common stock have approved a proposed amendment which will amend our Articles of Incorporation to change our corporate name from Certified Technologies Corporation to Zhaoheng Hydropower Company.

As of June 6, 2008, we had authorized 780,000,000 shares of common stock, $.001 par value per share, of which 71,692,999 were issued and outstanding. Embedded Internet Solution Limited, a majority stockholder who holds 70,259,140 shares of our common stock, voted in favor of the proposed amendment to our articles of incorporation through action taken by consent and without a meeting, as authorized by Section 78.320(2) of the Nevada General Corporation Law.  Embedded Internet Solution Limited has the power to pass the proposed amendment without the concurrence of any of our other stockholders.

Pursuant to our bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote of stockholders.  Therefore, Embedded Internet Solution Limited has the power to vote 70,259,140 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of our common stock on the Record Date required to pass the proposed amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

              This  information statement is being mailed on or about June [__], 2008 to all stockholders  of  record  as  of the Record Date.

Very truly yours,

Guosheng Xu
Chairman of the Board and Chief Executive Officer

CERTIFIED TECHNOLOGIES CORPORATION
c/o Zhaoheng BVI
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
TELEPHONE NO.: (011-86) 852-2787-3355

INFORMATION STATEMENT

The purpose of this information statement is to inform our stockholders that the Board has recommended and the holders of a majority of our outstanding shares of common stock have approved a proposed amendment which will amend our Articles of Incorporation to change our corporate name from Certified Technologies Corporation to Zhaoheng Hydropower Company.

We anticipate that this information statement will be mailed on or about June [__], 2008 to our stockholders of record as of the Record Date, and that the proposed amendment will be filed with the Nevada Secretary of State and become effective no earlier than the 20th day after this information statement is sent or given to those holders of common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

STOCKHOLDERS ENTITLED TO VOTE

On June 1, 2008, the Board unanimously approved the proposed amendment and recommended that such proposal be submitted for stockholder approval.

In accordance with our bylaws, the Board has fixed the close of business on June 6, 2008, as the record date for determining the stockholders entitled to notice of the above noted actions.  Adoption of the proposed amendment require the approval of our stockholders holding not less than a majority of our issued and outstanding common stock.  As of the Record Date, 71,692,999 shares of our common stock were issued and outstanding.  Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.

Embedded Internet Solution Limited, a majority stockholder who holds 70,259,140 shares of our common stock, voted in favor of the proposed amendment to our articles of incorporation through action taken by consent and without a meeting, as authorized by Section 78.320(2) of the Nevada General Corporation Law.  Embedded Internet Solution Limited has the power to pass the proposed amendment without the concurrence of any of our other stockholders.

Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address or telephone number noted above.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed actions by the Board or the voting stockholders for which Nevada law, our Articles of Incorporation or our bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the proposed amendment.

PURPOSE OF THE AMENDMENT

The Board has adopted and the holders of a majority of our outstanding shares of common stock have approved an amendment to our Articles of Incorporation to change our corporate name from Certified Technologies Corporation to Zhaoheng Hydropower Company in order to better reflect our planned future operations, as described in “Change of Control” below.  We have attached hereto a copy of the proposed amendment as Attachment A.

EFFECT OF THE AMENDMENT

There will be no material change to the stockholders.  The currently outstanding stock certificates evidencing shares of our common stock bearing the name “Certified Technologies Corporation” will continue to be valid and represent shares of our common stock following the name change.  You will not have to exchange your existing stock certificates for stock certificates reflecting our new corporate name.  However, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate.  The transfer agent may impose a reasonable fee for a voluntary exchange of certificates.  Stockholders should not destroy any stock certificates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 6, 2008, (i) by each person or entity known by us to own beneficially more than five percent of our common stock, (ii) by each of our directors and nominees, (iii) by each of our executive officers and (iv) by all of our executive officers and directors as a group.

Name and Address of Beneficial Owner[1]	Number of Shares Owned	Percent of Class

Embedded Internet Solutions Limited	70,259,140 Shares	98%
Guosheng Xu2	70,259,140 Shares	98%

All Executive Officers and Directors as a group (1 person)
All directors and executive officers as a group (1 person)	70,259,140 Shares	98%
___________________________

1 Unless otherwise indicated, the address of each person shown is c/o Certified Technologies Corporation, c/o Zhaoheng BVI, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

2 Mr. Xu is the sole stockholder of Embedded Internet.

CHANGE OF CONTROL

As reported on our Current Report on Form 8-K, filed on May 14, 2008, we entered into Share Exchange Agreement (the “Share Exchange Agreement”) with Zhaoheng Investment Limited (BVI), a company engaged in generating hydropower and supplying electricity to power grid companies and residents of small- and medium- sized cities in China (“Zhaoheng BVI”).  Under the terms of the Share Exchange Agreement, all outstanding shares of Zhaoheng BVI were exchanged for  shares of our common stock issued to Embedded Internet.  After the consummation of the share exchange, Embedded Internet holds 98% of the Company.

                                                                         By Order of the Board of Directors,

Guosheng Xu
Chairman of the Board and Chief Executive Officer

Attachment A

CERTIFICATE OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
CERTIFIED TECHNOLOGIES CORPORATION

The undersigned certifies as follows:

FIRST:  Certified Technologies Corporation (the “Corporation”) is a corporation formed under the laws of the State of Minnesota, and its Articles of Incorporation was filed in the office of the Secretary of State of Minnesota on January 23, 1984.  The Corporation became a Nevada corporation through the merger of the Corporation with and into Certified Technologies Corporation, a Nevada corporation.  The Articles of Merger was filed on February 21, 2008 with the Secretary of State of Nevada.

SECOND:   The Articles of Incorporation of the Corporation is hereby amended to change the name of the Corporation by changing Article I to read as follows:

“The name of the corporation shall be Zhaoheng Hydropower Company.”

THIRD:  That this Amendment was duly adopted in accordance with the provisions of Section NRS 78.390 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this ___ day of June, 2008.

                               CERTIFIED TECHNOLOGIES CORPORATION

                               By: ___________________________
                                 Guosheng Xu
                                 Chairman of the Board and Chief Executive Officer